Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(68,013,630)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(138,844,449)
Dividend Income	321,901
Interest Income	60,050
ETF Transaction Fees	23,000
Total Income (Loss)	$(206,453,128)

Expenses
General Partner Management Fees	$270,797
Professional Fees	127,524
Brokerage Commissions	64,389
Directors' Fees and insurance	8,937
NYMEX License Fee	6,770
Total Expenses	$478,417
Net Income (Loss)	$(206,931,545)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/22	$499,558,556
Additions (8,800,000 Shares)	226,437,984
Withdrawals (4,400,000 Shares)	(104,249,702)
Net Income (Loss)	(206,931,545)

Net Asset Value End of Month	$414,815,293
Net Asset Value Per Share (22,484,588 Shares)	$18.45

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596